Exhibit 10.10
MADISON COUNTY BANK
DIRECTOR DEFERRED FEE AGREEMENT

THIS DIRECTOR DEFERRED FEE AGREEMENT is made this 27th day of July, 2005 by MADISON COUNTY BANK (the “Bank”), a nationally chartered savings association located in Madison, Nebraska and DANIEL L. TUNINK (the “Director”). The purpose of this Agreement is to encourage the Director to remain a member of the Bank’s Board of Directors.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Bank Contribution” means the contribution to the Deferral Account, if any, as set forth in Section 3.1.3.

1.2	“Beneficiary” means each designated person, or the estate of a deceased Director, entitled to benefits, if any, upon the death of the Director determined pursuant to Article 6.

1.3	“Board” means the Board of Directors of the Bank as from time to time constituted.

1.4
“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Director completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.5
“Change in Control” means the transfer of shares of the Bank’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Bank’s outstanding voting common stock, followed within twelve (12) months by the Director’s Separation from Service for reasons other than death, Disability, or retirement.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7	“Crediting Rate” means six percent (6%).

1.8	“Deferral Account” means the Bank’s accounting of the Director’s accumulated Deferrals, plus Bank Contributions, plus accrued interest.

1.9	“Deferrals” means the amount of the Director’s Fees which the Director elects to defer according to this Agreement.

1.10
“Disability” means, if the Director is covered by any individual or group disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician who is satisfactory to the Bank, prevents the Director from performing substantially all of the Director’s normal duties for the Bank. As a condition to receiving any Disability benefits, the Bank may require the Director to submit to such physical or mental evaluations and tests as the Bank’s Board of Directors deems appropriate.

1.11	“Early Retirement” means Separation from Service before Normal Retirement Age for reasons other than death, Disability, or following a Change in Control.

1.12	“Effective Date” means January 1, 2005.

1.13
“Election Form(s)” means the form(s) established from time to time by the Plan Administrator that the Director completes, signs and returns to the Plan Administrator to make elections under the Agreement.

1.14	“Fees” means the total fees payable to the Director during a Plan Year.

1.15	“Normal Retirement Age” means the Director attaining age eighty (80).

1.16	“Plan Administrator” means the plan administrator described in Article 8.

1.17
“Plan Year” means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31.

1.18	“Secretary” means the Secretary of the United States Department of the Treasury.

1.19
“Separation from Service” means that the Director’s service, as a director and independent contractor, to the Bank and any member of a controlled group as defined in Section 414 of the Code to which the Bank belongs, has terminated for any reason, other than by reason of a leave of absence approved by the Bank or the death of the Director.

1.20
“Unforeseeable Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

Article 2
Deferral Election

2.1
Generally. Unless otherwise provided for by the Secretary, the Director may file annually Fees Election Form(s) with the Plan Administrator no later than the end of the Plan Year preceding the Plan Year in which services leading to such Fees will be performed (e.g., by December 31, 20xx for Fees to be deferred in 20xx+l). The Election Form(s) shall set forth the amount of Fees to be deferred and shall be effective to defer only Fees earned for services performed after the date the Election Form(s) are received by the Plan Administrator.

2.2
Initial Election. To defer Fees for services performed in the first Plan Year, and after being notified by the Plan Administrator of eligibility for participation in the Agreement, the Director may make an initial deferral election under this Agreement by delivering to the Plan Administrator a signed Election Form(s) within thirty (30) days after the Effective Date of this Agreement. The Election Form(s) shall set forth the amount of Fees to be deferred and shall be effective to defer only Fees earned for services performed after the date the Election Form(s) are received by the Plan Administrator.

2.3
Change in Form or Timing of Distributions. For distribution of benefits under Article 4, the Director may elect to delay the timing or change the form of distributions by submitting the appropriate Election Form(s) to the Plan Administrator. Any such elections:

(a)	may not accelerate the time or schedule of any distribution, except as allowed by the Secretary;
(b)	must, for benefits payable under Section 4.1, be made at least twelve (12) months prior to the first scheduled distribution;
(c)
must, for benefits payable under Sections 4.1, 4.2 and 4.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the election is made.

Article 3
Deferral Account

3.1	Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

3.1.1	Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

3.1.2	Interest.

(a)
On the last day of each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions under this Agreement, interest shall be credited on the Deferral Account at an annual rate equal to the Crediting Rate, compounded monthly.

(b)
On the last day of each month during any applicable installment period, interest shall be credited on the unpaid Deferral Account balance at an annual rate equal to the Crediting Rate, compounded monthly. The Board in its sole discretion, may change the rate in this Section 3.1.2(b) only prior to commencement of installment distributions.

3.1.3
Bank Contribution. On the Effective Date of this Agreement, the Bank shall credit to the Director’s Deferral Account (i) a contribution equal to four years of the Director’s initial election as described in Section 2.2, plus (ii) interest for a four-year period at an annual rate equal to the Crediting Rate, compounded monthly. The Bank may make additional contributions to the Director’s Deferral Account in its sole and absolute discretion.

3.2
Statement of Accounts. The Plan Administrator shall provide to the Director, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

3.3
Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the distribution of benefits. The benefits represent the mere Bank promise to pay such benefits. The Director’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director’s creditors.

Article 4
Distributions During Lifetime

4.1
Normal Retirement Benefit. Upon the Director reaching Normal Retirement Age, the Bank shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

4.1.1	Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director’s Normal Retirement Age.

4.1.2	Distribution of Benefit. The Bank shall pay the benefit to the Director as elected by the Director on the Election Form(s) commencing within thirty (30) days following Normal Retirement Age.

4.2	Early Retirement Benefit. Upon the Director’s Early Retirement, the Bank shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Article.

4.2.1	Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Director’s Separation from Service.

4.2.2	Distribution of Benefit. The Bank shall pay the benefit to the Director in a lump sum within one hundred eighty (180) days following Separation from Service.

4.3
Disability Benefit. If the Director’s Disability results in the Director’s Separation from Service prior to Normal Retirement Age, the Bank shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Article.

4.3.1	Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Director’s Separation from Service.

4.3.2	Distribution of Benefit. The Bank shall pay the benefit to the Director in a lump sum within one hundred eighty (180) days following Separation from Service due to Disability

4.4	Change in Control Benefit. Upon a Change in Control, the Bank shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Article.

4.4.1	Amount of Benefit. The benefit under this Section 4.4 is the Deferral Account balance on the Director’s Separation from Service.

4.4.2	Distribution of Benefit. The Bank shall pay the benefit to the Director in a lump sum within one hundred eighty (180) days following Separation from Service.

4.4.3
Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, to the extent any distribution(s) made under this Section 4.4 would be treated as an “excess parachute payment” under Section 280G of the Code, the Bank shall reduce or delay such distribution(s) to the extent it would not be an excess parachute payment.

4.5
Hardship Distribution. If the Director experiences an Unforeseeable Emergency, the Director may petition the Board to receive a payout from the Agreement. The Board in its sole discretion may grant such petition. If granted, the Director shall receive, within sixty (60) days, a payout from the Agreement (i) only to the extent deemed necessary by the Board to satisfy the Director’s Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution; and (ii) after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation would not itself cause severe financial hardship).

4.6
Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Director is considered a “specified employee” under Section 409A of the Code and regulations thereunder, benefit distributions that qualify as a “separation from service” under Section 409A of the Code and regulations thereunder may not commence earlier than six (6) months after the date of such separation from service.

Article 5
Distributions at Death

5.1
Death During Active Service. If the Director dies while in active service to the Bank, the Bank shall pay to the Beneficiary the portion of the Deferral Account balance attributable to the Director’s deferrals into the Deferral Account, plus interest on those deferrals, measured as of the date of the Director’s death. This benefit shall be paid to the Beneficiary in a lump sum within one hundred eighty (180) days following Director’s death.

5.2
Death During Distribution of a Benefit. If the Director dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall pay to the Beneficiary the remaining benefits at the same time and in the same amounts as they would have been paid to the Director had the Director survived.

5.3
Death After Separation from Service But Before Benefit Distributions Commence. If the Director is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall pay to the Beneficiary the same benefits that the Director was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following the Director’s death.

Article 6
Beneficiaries

6.1
Beneficiary. Each Director shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Agreement to a Beneficiary upon the death of the Director. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Bank in which the Director participates.

6.2
Beneficiary Designation; Change. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Director’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator prior to the Director’s death.

6.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4
No Beneficiary Designation. If the Director dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director’s spouse shall be the designated Beneficiary. If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director’s estate.

6.5
Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Director and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 7
General Limitations

7.1	No Withdrawal Election Except as expressly provided herein, the Director may not elect, at any time, to withdraw any portion of the Deferral Account balance.

Article 8
Administration Of Agreement

8.1
Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2
Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

8.3
Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

8.4
Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5
Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the Fees of its Directors, the date and circumstances of the retirement, Disability, death or Separation from Service of its Directors, and such other pertinent information as the Plan Administrator may reasonably require.

Article 9
Claims and Review Procedures

9.1	Claims Procedure. The Director or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

9.1.1	Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

9.1.2
Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

9-1.3
Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,
(b)	A reference to the specific provisions of the Agreement on which the denial is based,
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed, and
(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures.

9.2	Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

9.2.1	Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

9.2.2
Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

9.2.3
Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.2.4
Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

9.2.5
Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,
(b)	A reference to the specific provisions of the Agreement on which the denial is based, and
(c)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

Article 10
Amendments and Termination

10.1
Amendment. This Agreement may be amended only by a written agreement signed by the Bank and the Director. Provided, however, that the Bank may amend this Agreement to conform with written directives to the Bank from its banking regulators.

10.2
Termination. This Agreement may be terminated only by a written agreement signed by the Bank and the Director. Upon such termination, the Deferral Account balance shall be paid to the Director(s) in a lump sum within thirty (30) days following the earlier of:

(a)	Separation from Service;
(b)	Death;
(c)	Such time as permitted by the Secretary under regulations issued pursuant to Section 409A of the Code.

Article 11
Miscellaneous

11.1	Binding Effect. This Agreement shall bind the Director and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

11.2
No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Bank, nor does it interfere with the Bank’s right to discharge the Director. It also does not require the Director to remain a director nor interfere with the Director’s right to separate from service at any time.

11.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

11.4
Tax Withholding. The Bank shall withhold any taxes that are required to be withheld, under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. Director acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

11.5	Applicable Law. The Agreement, and all rights hereunder shall be governed by the laws of Nebraska, except to the extent preempted by the laws of the United States of America.

11.6
Unfunded Arrangement. The Director and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life or other informal funding asset is a general asset of the Bank to which the Director and the Beneficiary have no preferred or secured claim.

11.7
Reorganization. The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor bank.

11.8
Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of (i) this Agreement other than those specifically set forth herein.

11.9
Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

11.10
Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank.

11.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

11.12
Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

11.13
Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

P.O. Box 650
Madison, NE 68748

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Director under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Director.

IN WITNESS WHEREOF, the Director and the Bank have signed this Agreement as of July 27, 2005.

DIRECTOR:	BANK

MADISON COUNTY BANK

/s/ Daniel L. Tunink	By:	/s/ David J. Warnemunde
Daniel L. Tunink

	Title:	President

FIRST AMENDMENT
TO THE
MADISON COUNTY BANK
DIRECTOR DEFERRED FEE AGREEMENT
DATED JULY 27, 2005
FOR
DANIEL L. TUNINK

THIS AMENDMENT is adopted this 26th day of September, 2005, by and between MADISON COUNTY BANK, a nationally-chartered savings association located in Madison, Nebraska (the “Bank”), and DANIEL L. TUNINK (the “Director”).

On July 27, 2005, the Bank and the Director executed the MADISON COUNTY BANK DIRECTOR DEFERRED FEE AGREEMENT (the “Agreement”).

The undersigned hereby amends, in part, said Agreement for the purpose of amending language referencing Bank Contributions to the Deferral Account. Therefore,

Section 3.1.3 of the Agreement shall be deleted in its entirety and replaced by the new Section 3.1.3 as follows:

3.1.3	Bank Contributions. The Bank may make contributions to the Director’s Deferral Account in it sole and absolute discretion.

IN WITNESS OF THE ABOVE, the Director and the Bank have agreed to this First Amendment.

DIRECTOR	BANK

MADISON COUNTY BANK

/s/ Daniel L. Tunink	By	/s/ David J. Warnemunde
Daniel L. Tunink

	Its	President

1

SECOND AMENDMENT
TO THE
MADISON COUNTY BANK
DIRECTOR DEFERRED FEE AGREEMENT
DATED JULY 27, 2005
AND AMENDED SEPTEMBER 26, 2005
FOR
DANIEL L. TUNINK

THIS SECOND AMENDMENT is adopted this 18th day of June, 2007, effective as of January 1, 2005, by and between Madison County Bank, a nationally-chartered savings association located in Madison, Nebraska (the “Bank”), and Daniel L. Tunink (the “Director”).

The Bank and the Director executed the Director Deferred Fee Agreement on July 27, 2005 effective as of January 1, 2005, and executed a First Amendment on September 26, 2005 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

The following Section 1.15a shall be added to the Agreement immediately following Section 1.15:

1.15a	“Normal Retirement Date” means the later of Normal Retirement Age or Separation from Service.

The following Section 1.19a shall be added to the Agreement immediately following Section 1.19:

1.19a
“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise, as determined by the Plan Administrator based on the twelve (12) month period ending each December 31 (the “identification period”). If the Director is determined to be a Specified Employee for an identification period, the Director shall be treated as a Specified Employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of the fourth month following the close of the identification period.

Section 2.3 of the Agreement shall be deleted in its entirety and replaced by the following:

2.3	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;
(b)
must, for benefits distributable under Sections 4.1, 4.2, 4.3 and 4.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(c)	must take effect not less than twelve (12) months after the election is made.

1

Section 3.1.3 of the Agreement shall be deleted in its entirety and replaced by the following:

3.1.3	Bank Contributions. Prior to Separation from Service, the Bank may, in its sole and absolute discretion, make contributions to the Deferral Account.

Sections 4.1, 4.1.1 and 4.1.2 of the Agreement shall be deleted in their entirety and replaced by the following:

4.1	Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

4.1.1	Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Normal Retirement Date.

4.1.2	Distribution of Benefit. The Bank shall pay the benefit to the Director as elected by the Director on the Election Form(s) commencing within thirty (30) days following the Normal Retirement Date.

Section 4.2.2 of the Agreement shall be deleted in its entirety and replaced by the following:

4.2.2	Distribution of Benefit. The Bank shall pay the benefit to the Director in a lump sum within ninety (90) days following Separation from Service.

Section 4.3.2 of the Agreement shall be deleted in its entirety and replaced by the following:

4.3.2	Distribution of Benefit. The Bank shall pay the benefit to the Director in a lump sum within ninety (90) days following Separation from Service due to Disability.

Section 4.4.2 of the Agreement shall be deleted in its entirety and replaced by the following:

4.4.2	Distribution of Benefit. The Bank shall pay the benefit to the Director in a lump sum within ninety (90) days following Separation from Service.

Section 4.6 of the Agreement shall be deleted in its entirety and replaced by the following:

4.6
Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Director is considered a Specified Employee at Separation from Service, the provisions of this Section 4.6 shall govern all distributions hereunder. Benefit distributions that are made due to a Separation from Service occurring while the Director is a Specified Employee shall not be made during the first six (6) months following Separation from Service. Rather, any distribution which would otherwise be paid to the Director during such period shall be accumulated and paid to the Director in a lump sum on the first day of the seventh month following the Separation from Service. All subsequent distributions shall be paid in the manner specified.

The following Section 4.7 shall be added to the Agreement immediately following Section 4.6:

4.7
Distributions Upon Income Inclusion Under Section 409A of the Code. If any amount is required to be included in income by the Director prior to receipt due to a failure of this Agreement to meet the requirements of Code Section 409A, the Director may petition the Plan Administrator for a distribution of that portion of the amount the Bank has accrued with respect to the Bank’s obligations hereunder that is required to be included in the Director’s income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Bank shall distribute to the Director immediately available funds in an amount equal to the portion of the amount the Bank has accrued with respect to the Bank’s obligations hereunder required to be included in income as a result of the failure of this Agreement to meet the requirements of Code Section 409A, within ninety (90) days of the date when the Director’s petition is granted. Such a distribution shall affect and reduce the Director’s benefits to be paid under this Agreement.

2

Section 5.1 of the Agreement shall be deleted in its entirety and replaced by the following:

5-1
Death During Active Service.  If the Director dies while in the active service to the Bank, the Bank shall pay to the Beneficiary the portion of the Deferral Account balance attributable to the Director’s deferrals into the Deferral Account, plus interest on those deferrals, measured as of the date of the Director’s death. The benefit shall be paid to the Beneficiary in a lump sum within ninety (90) days following the Director’s death.

Article 10 of the Agreement shall be deleted in its entirety and replaced by the following:

Article 10
Amendments and Termination

10.1
Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Director. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

10.2
Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Bank and the Director. Except as provided in Section 10.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

10.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 10.2, if this Agreement terminates in the following circumstances:

(a)
Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank’s arrangements which are substantially similar to the Agreement are terminated so the Director and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such terminations;

(b)
Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Director’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

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(c)
Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-l(c) if the Director participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the Deferral Account balance, determined as of the date of the termination of the Agreement, to the Director in a lump sum subject to the above terms.

Section 11.10 of the Agreement shall be deleted in its entirety and replaced by the following:

11.10
Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative acts do not violate Section 409A of the Code.

The following Section 11.14 shall be added to the Agreement immediately following Section 11.13:

11.14	Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS OF THE ABOVE, the Bank and the Director hereby consent to this Second Amendment.

Director:	Madison County Bank

/s/ Daniel L. Tunink	By	/s/ David J. Warnemunde
Daniel L. Tunink	Title	President

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